 Exhibit 99.1

For Immediate Release

Cleantech Solutions International Reports Third Quarter 2015 Results

· Revenues were $12.0 million with net income of $0.9 million, or $0.23 per basic and diluted share

Wuxi, Jiangsu Province, China – November 13, 2015 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines, and, since the first quarter of 2015, the petroleum and chemical industries, today announced its financial results for the three and nine months ended September 30, 2015.

“In the third quarter of 2015, challenging economic conditions, falling steel prices and limited availability of credit in China presented numerous challenges for our business. Our forged rolled rings and related products segment in particular experienced a significant reduction in sales and operated at a loss during the quarter. In our dyeing equipment segment, we experienced softer demand for our low-emission airflow dyeing machines as many of our customers already upgraded to newer models last year and much of our remaining customer base does not have the ability to make significant capital expenditures at this time. We continue to deliver parts and equipment under our contract with a large state-owned enterprise for a major chemical project in Xinjiang, which helped offset the decreases in revenue from our other two segments,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “Despite these difficult conditions, we remained profitable and our financial condition is strong.”

Third Quarter 2015 Results

Revenue for the third quarter of 2015 decreased by 40.6% to $12.0 million, compared to $20.2 million for the same period of 2014.

The Company experienced lower sales of forged rolled rings and related components to customers in the wind power and other industries and to dyeing and finishing equipment customers compared to the comparable quarter last year. These decreases were partially offset by sales of equipment to customers in the petroleum and chemical industries.

  Revenue from the sale of forged rolled rings and related products to the wind power and other industries fell by 83.2% to $1.4 million, compared with $8.4 million for the comparable period of the prior year. Economic conditions in China, overall capital expenditures, and the availability of credit are adversely affecting customer demand.

  Revenue from the dyeing and finishing equipment segment decreased by 29.2% to $8.4 million, compared to $11.8 million for the third quarter of 2014. In order to reduce business risk, the Company postponed shipments of low-emission airflow dyeing machines to certain customers who were behind in payments. In addition, the Company experienced softer demand for its low-emission airflow dyeing machines in 2015, as many of its customers had upgraded to new models in 2014 and did not require additional equipment in 2015. Finally, the Company believes that orders for new low-emission airflow dyeing machines have slowed down in 2015 because much of the remaining potential customer base does not have the ability to make the significant capital expenditures necessary to upgrade equipment.

  The Company generated $2.3 million in revenues from sales of equipment to customers in the petroleum and chemical industries during the third quarter, particularly from a large state-owned enterprise, which accounted for all of the petroleum and chemical segment revenue for the third quarter of 2015. This new business segment began shipping orders in the first quarter of 2015.

Gross profit for the third quarter of 2015 decreased by 57.2% to $2.0 million, compared to $4.7 million for the same period in 2014. Gross margin was 16.6% during the third quarter of 2015 compared to 23.1% for the same period a year ago. The decline in gross margin for the third quarter of 2015 was primarily attributable to (i) the reduced scale of operations resulting from lower revenues, including the allocation of fixed costs mainly consisting of depreciation, to cost of revenues in the forged rolled rings and related products segment combined with a slight increase in labor costs, as a result of which cost of revenue from this segment were greater than revenues, resulting in a negative gross profit from the segment, and (ii) the contribution of revenue from the sale of equipment to customers in the petroleum and chemical industries, which currently has a low gross margin because the Company is a new entrant to this market and is offering lower prices to attract customers. These decreases were partially offset by a slight increase in gross margin from the dyeing and finishing equipment segment associated with a larger proportion of higher margin models in the product mix.

Operating expenses decreased 28.0% to $0.7 million, compared to $1.0 million in the comparable period last year. The decrease was primarily due to lower selling, general and administrative expenses, partially offset by an increase in depreciation expenses related to new office equipment, furniture and other improvements which the Company started depreciating in 2014.

Operating income was $1.3 million, compared to operating income of $3.7 million in the same period of 2014. Operating margin was 10.6% compared to 18.1% in the same period of 2014.

EBITDA, a non-GAAP measurement, which adds interest expense, income tax, depreciation and amortization to net income, was $3.3 million, compared to $5.9 million in the third quarter of 2014. The calculation of EBITDA is shown in a table following the financial statements.

Net income for the third quarter of 2015 was $0.9 million, or $0.23 per basic and diluted share, compared to net income of $2.7 million, or $0.70 per basic and diluted share, in the third quarter of 2014.

2

Nine Month Results

For the nine months ended September 30, 2015, revenue was $42.9 million compared to $55.4 million in the first nine months of 2014. Gross profit was $7.8 million, down from $13.0 million in the first nine months of 2014. Gross margin was 18.1%, compared to 23.5% in the first nine months of 2014. Operating income was $4.8 million compared to $10.0 million in the first nine months of 2014. EBITDA, a non-GAAP measurement, was $11.1 million, compared to $16.4 million in the first nine months of 2014. Net income was $3.4 million, compared to $7.3 million in the first nine months of 2014. Net income per basic and diluted share was $0.86 compared to $1.99 in the first nine months of 2014.

Financial Condition

As of September 30, 2015, Cleantech Solutions held cash and cash equivalents of $18.7 million compared to $7.8 million at December 31, 2014. Accounts receivable were $17.2 million compared to $20.3 million at December 31, 2014. Inventories were $3.9 million compared to $4.2 million at December 31, 2014. Total current assets were $41.7 million as of September 30, 2015. The Company had $3.1 million in short-term bank loans payable at September 30, 2015, relatively unchanged from December 31, 2014. Stockholders’ equity was $97.6 million at September 30, 2015. In the first nine months of 2015, the Company generated $11.3 million in cash flow from operations.

Business Outlook

“With China’s industrial sector facing lower fixed asset investment and slower production, we expect the next few quarters to remain challenging. In the coming months, our primary focus will be on our core dyeing and equipment operations and executing the orders we have on hand in the petroleum and chemical segment. We remain confident in the long-term growth opportunities in China, particularly in the area of clean energy, and we are exploring opportunities to expand into new lines of business,” Mr. Wu concluded.

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

3

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries and dyeing and finishing equipment for the textile industry and forged rolled rings and related products, and a supplier of fabricated products and machining services to a range of clean technology customers, and a supplier of products for the petroleum and chemical industries. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2014 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended September 30, 2015. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Adam Wasserman, CFO

E-mail: adamw@cleantechsolutionsinternational.com

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

4

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE (LOSS)/INCOME

	For the Three Months Ended		For the Nine Months Ended
	September 30,		Spetember 30,
	2015	2014	2015	2014

REVENUES	$12,025,433	$20,246,555	$42,862,498	$55,409,844

COST OF REVENUES	10,023,347	15,570,370	35,094,790	42,375,936

GROSS PROFIT	2,002,086	4,676,185	7,767,708	13,033,908

OPERATING EXPENSES:
Depreciation	160,564	148,371	672,656	376,640
Selling, general and administrative	537,601	825,379	2,206,587	2,590,445
Research and development	23,935	29,328	81,195	87,447

Total Operating Expenses	722,100	1,003,078	2,960,438	3,054,532

INCOME FROM OPERATIONS	1,279,986	3,673,107	4,807,270	9,979,376

OTHER INCOME (EXPENSE):
Interest income	11,633	4,141	30,150	13,286
Interest expense	(61,131)	(60,487)	(175,102)	(178,313)
Grant income	–	2,735	–	34,821
Foreign currency transaction (loss)/gain	–	(2)	(11)	1,268
Other income	–	33,799	–	67,665

Total Other Income (Expense), net	(49,498)	(19,814)	(144,963)	(61,273)

INCOME BEFORE INCOME TAXES	1,230,488	3,653,293	4,662,307	9,918,103

INCOME TAXES	326,357	953,552	1,289,172	2,604,100

NET INCOME	$904,131	$2,699,741	$3,373,135	$7,314,003

COMPREHENSIVE INCOME:
NET INCOME	$904,131	$2,699,741	$3,373,135	$7,314,003

OTHER COMPREHENSIVE (LOSS) INCOME:
Unrealized foreign currency translation (loss)/gain	(4,217,933)	29,648	(3,415,632)	(645,827)

COMPREHENSIVE (LOSS) INCOME	$(3,313,802)	$2,729,389	$(42,497)	$6,668,176

NET INCOME PER COMMON SHARE:
Basic	$0.23	$0.70	$0.86	$1.99
Diluted	$0.23	$0.70	$0.86	$1.99

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,943,725	3,859,986	3,939,486	3,666,543
Diluted	3,943,725	3,859,986	3,939,486	3,666,543

5

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$18,672,230	$7,835,791
Restricted cash	582,329	488,719
Notes receivable	248,670	114,034
Accounts receivable, net of allowance for doubtful accounts	17,158,938	20,316,037
Inventories, net of reserve for obsolete inventories	3,854,729	4,241,022
Advances to suppliers	629,605	565,581
Deferred tax assets	363,012	375,744
Prepaid expenses and other	172,104	153,260

Total Current Assets	41,681,617	34,090,188

PROPERTY AND EQUIPMENT, net	61,302,025	69,628,597

OTHER ASSETS:
Equipment held for sale	408,222	422,540
Land use rights, net	3,478,202	3,672,420

Total Assets	$106,870,066	$107,813,745

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$3,147,723	$3,095,219
Bank acceptance notes payable	582,329	488,719
Accounts payable	4,012,473	4,322,275
Accrued expenses	556,354	1,059,579
Advances from customers	837,408	495,461
VAT and service taxes payable	169,913	500,569
Income taxes payable	–	531,120

Total Current Liabilities	9,306,200	10,492,942

Total Liabilities	9,306,200	10,492,942

Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; 0 share issued and
outstanding at September 30, 2015 and December 31, 2014)	–	–
Common stock ($0.001 par value; 50,000,000 shares authorized; 3,943,986 and 3,859,986
shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively)	3,944	3,860
Additional paid-in capital	33,803,333	33,517,857
Retained earnings	53,120,069	50,039,267
Statutory reserve	3,586,532	3,294,199
Accumulated other comprehensive income - foreign currency translation adjustment	7,049,988	10,465,620

Total Stockholders' Equity	97,563,866	97,320,803

Total Liabilities and Stockholders' Equity	$106,870,066	$107,813,745

6

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,373,135	$7,314,003
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	6,166,899	6,245,723
Amortization of land use rights	71,966	72,141
Amortization of prepaid expense	–	13,774
Stock-based compensation	285,560	271,661
Changes in operating assets and liabilities:
Notes receivable	(142,843)	461,461
Accounts receivable	2,546,105	729,430
Inventories	250,193	(2,959,168)
Prepaid value-added taxes on purchases	–	256,691
Prepaid and other current assets	21,114	(11,280)
Advances to suppliers	(85,798)	113,219
Accounts payable	(168,462)	(314,445)
Accrued expenses	(487,275)	(215,395)
VAT and service taxes payable	(323,532)	388
Income taxes payable	(574,783)	(967,226)
Advances from customers	369,986	(1,216,756)

NET CASH PROVIDED BY OPERATING ACTIVITIES	11,302,265	9,794,221

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12,573)	(10,822,897)

NET CASH USED IN INVESTING ACTIVITIES	(12,573)	(10,822,897)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	4,545,012	3,091,592
Repayments of bank loans	(4,382,690)	(3,091,592)
(Increase) Decrease in restricted cash	(113,625)	244,073
Increase (decrease) in bank acceptance notes payable	113,625	(244,073)
Net proceeds from sale of common stock	–	1,623,691

NET CASH PROVIDED BY FINANCING ACTIVITIES	162,322	1,623,691

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(615,575)	(2,582)

NET INCREASE IN CASH AND CASH EQUIVALENTS	10,836,439	592,433

CASH AND CASH EQUIVALENTS - beginning of period	7,835,791	1,114,873

CASH AND CASH EQUIVALENTS - end of period	$18,672,230	$1,707,306

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$175,102	$178,313
Income taxes	$1,863,955	$3,571,325

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on credit as payable	$–	$321,064
Common stock issued for future service	$–	$90,554

7

Reconciliation of Net Income to EBITDA

(Amounts expressed in US$)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income	$904,131	$2,699,741	$3,373,135	$7,314,003
Add: income tax	326,357	953,552	1,289,172	2,604,100
Add: interest expense	61,131	60,487	175,102	178,313
Add: depreciation and amortization	2,045,999	2,184,933	6,238,865	6,317,864
Adjusted EBITDA	$3,337,618	$5,898,713	$11,076,274	$16,414,280

###

8